FOR IMMEDIATE RELEASE	Contact: Sharon Schultz
Tel: (301) 351-0109
Email: schultzpr@mchsi.com

ISORAY, INC. ANNOUNCES SECOND QUARTER FISCAL YEAR 2011 RESULTS
Reduced Cash Burn and Domestic and International Developments Points to Growth
RICHLAND, Washington (February 15, 2011) – IsoRay Inc. (AMEX: ISR), announced its financial results for the quarter ended December 31, 2010 with highlights of important new advances. IsoRay is the exclusive manufacturer of Cesium-131 used in internal radiation therapy (brachytherapy) for the treatment of lung, brain, colon, head and neck, ocular melanoma, and prostate cancer as well as other cancers throughout the body.

IsoRay Chairman and CEO Dwight Babcock said, “Along with our initiatives to increase sales and our ongoing fiscal responsibility, we expect to continue to show improvement in cash burn even as we invest in key growth areas."

IsoRay is making significant progress in bringing the Gliasite radiation therapy system to market. The Company has initiated ordering of inventory to construct and manufacture the GliaSite® radiation therapy system with an expected launch of a sales initiative in late July or August. GliaSite® therapy system is the world's only FDA-approved balloon catheter device used in the brachytherapy treatment of brain cancer. This landmark technology allows physicians to treat more patients than ever before with internal radiation and provides important benefits over other radiation treatment options including enhanced patient lifestyle.

In related developments, the Company is finalizing its worldwide acquisition of Iotrex, a liquid iodine which has FDA approval, for use in the GliaSite® therapy system. Use of Iotrex opens an immediate market opportunity to generate revenues from sales of GliaSite® in the brain cancer market, while IsoRay seeks final approval for liquid Cesium-131 for use in the GliaSite® therapy system.  IsoRay is also negotiating a distribution agreement with the previous European distributor of GliaSite®, which would open a substantial market opportunity with the potential to generate immediate sales following the launch.

While domestic adoption of IsoRay's pioneering internal radiation therapy remains a primary focus, CEO Babcock said international interest is on the rise. "With our demonstrated successes in treating a variety of cancers, we are getting more inquiries from hospitals, medical facilities, and physicians in countries ranging from Hong Kong and Spain to Israel and Saudi Arabia." U.S. physicians adopting Cesium-131 internal radiation therapy have been reporting positive patient outcomes involving the use of Cesium-131 radiation therapy. While a detailed analysis is not yet complete, informal indications from presiding physicians on the application of Cesium-131 to new cancer sites reveals that patients have shown no local recurrence of cancer to date and the treatment has been well-tolerated.

IsoRay is continuing expansion of treatment options with the launch of a new dual therapy prostate study involving Cesium-131 and external radiation therapy. The new study comes as the Company reports progress on its multi-institutional lung study with requirements for that study now finalized. At the same time, IsoRay is anticipating the publication of another important study in the near future. An independent group has submitted its 5-year data on Cesium-131 prostate cancer treatment for peer review. Study findings are anticipated to demonstrate excellent results.

In other highlights, IsoRay continued to successfully build on its initiative to expand awareness of its innovative Cesium-131 treatment. IsoRay's Dwight Babcock was a featured speaker at OneMed Forum, a medical forum attended by investment bankers. IsoRay won distinction by being selected to the Deloitte Fast 500, which recognizes the 500 fastest-growing technology companies in regions around the world and includes both public and private companies. The Company has also been nominated for Seattle Business Magazine's Health Awards for Outstanding Achievement in Medical Devices.

IsoRay, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31, 2010		Six months ended December 31, 2010
	2010	2009	2010	2009
Product sales	$1,244,922	$1,368,347	$2,572,049	$2,747,434
Cost of product sales	1,117,005	1,100,193	2,228,532	2,260,282

Gross income	127,917	268,154	343,517	487,152

Operating expenses:
Research and development expenses	15,612	59,078	130,133	127,960
Sales and marketing expenses	335,612	603,980	709,038	1,046,879
General and administrative expenses	561,208	550,009	1,157,341	1,152,440
Total operating expenses	912,432	1,213,067	1,996,512	2,327,279

Operating loss	(784,515)	(944,913)	(1,996,995)	(1,840,127)
Non-operating income (expense):
Interest income	979	2,944	2,040	8,811
Gain on fair value of warrant liability	420,000	-	420,000	-
Other income	149,879	149,879
Financing and interest expense	(14,412)	(7,898)	(18,875)	(25,259)
Non-operating income
(expense), net	556,446	(4,954)	553,044	(16,448)
Net loss	(228,069)	(949,867)	(1,099,951)	(1,856,575)
Preferred stock dividends	(2,658)	(36,679)	(5,316)	(36,679)
Net loss applicable to common shareholders	$(230,727)	$(986,546)	$(1,105,267)	$(1,893,254)

Basic and diluted loss per share	$(0.01)	$(0.04)	$(0.05)	$(0.08)

Weighted average shares used in
computing net loss per share:
Basic and diluted	25,070,992	22,942,088	24,059,873	22,942,088

About IsoRay, Inc.
IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the exclusive producer of Cesium-131 internal radiation therapy, which is expanding brachytherapy options throughout the body.  Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com.

Safe Harbor Statement
Statements in this news release about IsoRay's future expectations, including: the advantages of our Cesium-131 seed, future demand for IsoRay's existing and planned products, whether revenue will increase in future periods, whether IsoRay will be able to expand its base beyond prostate cancer, whether IsoRay's Cesium-131 seed will be used to treat additional cancers and malignant disease, the advantages of the Gliasite delivery system, whether a liquid form of Cesium-131 will be developed that receives regulatory approval and can be used successfully with the Gliasite delivery system, whether international interest will result in international sales, whether additional studies will be published with favorable outcomes from treatment with Cesium-131, and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA.  It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of IsoRay's products, changing levels of demand for IsoRay's current and proposed future products, IsoRay's ability to reduce or maintain net cash used by operating activities, whether later studies and protocols support the findings of the initial studies, success of future research and development activities, whether initial implants of Cesium-131 to treat non-prostate cancers result in favorable patient outcomes in both the short- and long-term, patient results achieved when Cesium-131 is used for the treatment of cancers and malignant diseases beyond prostate cancer, IsoRay's ability to successfully manufacture, market and sell its products, whether resources are available as needed to develop a liquid form of Cesium-131 and whether such liquid form receives and maintains all required regulatory approvals, whether any liquid form of Cesium-131 is able to be used successfully with the Gliasite delivery system, patient results achieved when Cesium-131 is used for the treatment of cancers and malignant diseases beyond prostate cancer whether with the Gliasite delivery system or in another delivery system, whether the proposed European GliaSite distribution agreement is finalized and signed, IsoRay's ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, IsoRay's ability to enforce its intellectual property rights, changes in reimbursement rates, changes in laws and regulations applicable to our product, and other risks detailed from time to time in IsoRay's reports filed with the SEC.

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